Exhibit 99.1

The Metals Company Provides Third Quarter 2023 Corporate Update

NEW YORK, Nov. 9, 2023 — TMC the metals company Inc. (Nasdaq: TMC) (“TMC” or “the Company”), an explorer of lower-impact battery metals from seafloor polymetallic nodules, today provided a corporate update and financial results for the third quarter ending September 30, 2023.

Q3 2023 Financial Highlights

•	Net loss of $12.5 million and net loss per share of $0.04 for the quarter ended September 30, 2023
•	Total cash of approximately $22.5 million at September 30, 2023
•	Total liquidity of approximately $56 million at September 30, 2023 inclusive of existing cash, $9 million expected additional closings from ERAS Capital LLC in the previously announced Registered Direct Offering, and the undrawn $25 million unsecured credit facility from an affiliate of Allseas Group SA

Gerard Barron, TMC Chairman and CEO, commented: “We are laser-focused on putting together the best possible application to allow us to move from exploration to exploitation phase on our NORI -D contract area, and we remain focused on targeting commercial production as early as Q4 2025. To this end, the pre-feasibility study (“PFS”) and Environmental Impact Statement (“EIS”) are currently taking most of TMC's resources and attention.

For the offshore segment of the PFS, together with our strategic partner Allseas, we have gone through several mine planning iterations and design reviews of the Project Zero nodule collection and transport system with expected capacity to handle 3 million wet tonnes of nodules per year. The offshore EIS process is generating very encouraging insights based on last year's nodule collection test which are informing our designs and plans. We have also started sharing these insights with stakeholders at ISA events and, importantly, we are now in a position to meaningfully engage with the ocean conservation community—an invitation I extended through my open letter earlier this month. To further strengthen our EIS, we are planning to conduct an additional offshore campaign to revisit the collector test site 12 months after completion of the initial collector tests. To support our operations, including this additional campaign, in August 2023 we announced a Registered Direct Offering of common shares and accompanying Class A warrants at $2 per share, with anticipated gross proceeds to TMC of approximately $24.9 million.

For the onshore segment of the PFS, we have made real progress in Japan where Pacific Metals Co Ltd (PAMCO) has done considerable work and validated that seafloor nodules can be tolled through their facility producing intermediate products that align with our specifications. Therefore, we believe all of the pieces are starting to come together—albeit we still have a few more quarters’ worth of hard work ahead of us to deliver an application for an exploitation contract of which we can all be proud.”

Operational Highlights

•	NORI Researchers to Revisit Site of Last Year’s Nodule Collection System Test: In November 2023, TMC and its subsidiary Nauru Ocean Resources Inc. (NORI) provided further details on a previously announced offshore campaign to assess seafloor ecosystem function in NORI Area D a year after its pilot collection system trials. Marine scientists will conduct an array of studies to collect further environmental data on ecosystem recovery and functioning in the area of the pilot nodule collection system test as well as in areas adjacent to and at various distances from the collector tracks, which are expected to increase the quality of NORI’s application for an exploitation contract expected to be lodged following the July 2024 session of the International Seabed Authority (ISA).

•	TMC Releases Second Annual Impact Report: In October 2023, TMC published its 2022 Impact Report, which provides an update on key milestones achieved in its assessment of the environmental and social impacts of seafloor nodule collection and those impacts relative to land-based alternatives, and the efforts TMC is undertaking to eliminate or reduce such impacts. As part of the Impact Report, TMC also introduced its Sustainability Approach highlighting its thought processes about how TMC intends to fully align its activities to environmental, social and governance (ESG) principles.

•	TMC Provides a Closing Update on Registered Direct Offering: In August 2023, TMC entered into a securities purchase agreement for a Registered Direct Offering of up to 12,461,540 of its common shares and Class A warrants to purchase up to 6,230,770 common shares for expected gross proceeds of $24.9 million, the majority of which has already been received. We expect that two additional closings will occur on or before November 30, 2023 and January 31, 2024 for approximately $2.5 million and $6.5 million, respectively, from ERAS Capital LLC. Each common share and the accompanying Class A Warrant to purchase 0.5 of a common share were sold at a price of $2.00. The exercise price of the Class A warrants is $3.00 with a mandatory warrant exercise provision if the 30-day volume weighted-average price (VWAP) of TMC’s common stock exceeds $6.50.

•	Next Phase of Adaptive Management System Development Announced: Following the delivery of a prototype Digital Twin from Kongsberg Digital in 2022 and its deployment during the collector tests in the same year, TMC announced in September 2023 that it had entered into the next phase of its relationship with Kongsberg Digital to further develop the Digital Twin which will integrate multiple data streams from TMC’s future production system and is designed to enable 3D visualization of its deep-sea operating environment, providing ‘eyes and ears’ to the regulator and stakeholders. The Digital Twin is a core component of TMC’s broader Adaptive Management System (AMS) which is designed to utilise AI and hybrid machine learning capabilities of the Digital Twin with expert analysis to ensure operations remain within environmental impact thresholds, a system with potential applications for resource operations at sea and on land.

Industry Update

•	International Seabed Authority: From October 30 to November 8, 2023, Part III of the ISA’s 28th Session took place in Kingston, Jamaica, where the Council moved the regulations into their next phase of negotiation. Additional formal sessions will be held in March 2024 and July 2024 alongside informal intersessional working groups.

•	Letter from US House Leaders from Texas in Support of Funding for TMC Feasibility Study: In November 2023, TMC welcomed a letter from Members of the US House of Representatives from Texas to the Department of Defense in support of funding a bankable feasibility study for a nodule processing plant along the Texas Gulf Coast. The letter recognizes such a plant represents an investment in US national security, domestic economy, and production of clean energy materials. Given the concentration of robust marine, energy and chemicals industries concentrated along the Texas Gulf Coast, the region could be well -suited to support TMC’s Project One facility requirements but does not change TMC’s capital-light approach to initial production using existing processing facilities in Asia.

Financial Results Overview

At September 30, 2023, TMC held cash of $22.5 million and held no debt. We believe that our cash on hand, the remaining expected net proceeds from the Registered Direct Offering and borrowing availability under our recently amended and extended credit facility with an affiliate of Allseas will be sufficient to meet our working capital and capital expenditure commitments for at least the next twelve months from today.

TMC reported net loss of approximately $12.5 million, or $0.04 per share for the quarter ended September 30, 2023, compared to net loss of $27.9 million, or $0.12 per share, for the quarter ended September 30, 2022. Exploration and evaluation expenses during the quarter ended September 30, 2023 were $7.9 million compared to $22.7 million for the quarter ended September 30, 2022, a significant decrease in 2023 as the prior year included active work on the collector test which was completed in November 2022, partially offset by increased spending on prefeasibility studies and engineering work which commenced in the fourth quarter of 2022. General and administrative expenses were $4.6 million for the quarter ended September 30, 2023 compared to $5.9 million for the quarter ended September 30, 2022, reflecting lower share-based compensation in the 2023 period, as options with specific market capitalization vesting conditions were fully amortized in 2022, partially offset by higher spending on consulting and advisory work.

Conference Call

TMC will hold a conference call today at 4:30 p.m. ET to provide an update on recent corporate developments, third quarter 2023 financial results and upcoming milestones.

Third Quarter 2023 Conference Call Details

Date:	Thursday, November 9, 2023
Time:	4:30 pm ET
Audio-only Dial-in:	Register Here
Virtual webcast w/ slides:	Register Here

Please register with the links above at least ten minutes prior to the conference call. The virtual webcast will be available for replay in the ‘Investors’ tab of the Company’s website under ‘Investors’ > ‘Media’ > ‘Events and Presentations’, approximately two hours after the event.

About The Metals Company

The Metals Company is an explorer of lower-impact battery metals from seafloor polymetallic nodules, on a dual mission: (1) supply metals for the global energy transition with the least possible negative impacts on planet and people and (2) trace, recover and recycle the metals we supply to help create a metals commons that can be used in perpetuity. The Company through its subsidiaries holds exploration and commercial rights to three polymetallic nodule contract areas in the Clarion Clipperton Zone of the Pacific Ocean regulated by the International Seabed Authority and sponsored by the governments of Nauru, Kiribati and the Kingdom of Tonga. More information is available at www.metals.co.

More Info

Media | media@metals.co

Investors | investors@metals.co

Forward Looking Statements

Certain statements made in this press release are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, including related to TMC’s current expectations and projections related to its financial condition and business outlook, how long TMC’s cash and liquidity will fund operations, the adoption of final regulations by the ISA, including the timing and content thereof, TMC’s expectations with respect to filing an application for an exploitation contract or an application for a plan of work for exploitation with the ISA and the timing and content thereof, including the impact on such application the results of the planned post-collector test campaign may have, the timing and content of the PFS and EIS, Allseas Group S.A. and NORI’s plans for the development of the commercial offshore system, including where offshore systems may be located, and the timing, terms, and amount of proceeds from the recently announced registered direct offering. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside TMC’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: TMC’s ability to close the final two expected closings of the Registered Direct Offering; the risk that the investors will not exercise the warrants issued or issuable as part of the registered direct offering; TMC’s strategies and future financial performance; the ISA’s ability to timely adopt the final mining regulations and/or willingness to review and/or approve a plan of work for exploitation under the United Nations Convention on the Laws of the Sea (UNCLOS); TMC’s ability to obtain exploitation contracts or approved plans of work for exploitation for its areas in the Clarion Clipperton Zone; regulatory uncertainties and the impact of government regulation and political instability on TMC’s resource activities; changes to any of the laws, rules, regulations or policies to which TMC is subject, including the terms of the final mining regulations, if any, adopted by ISA and the potential timing thereof; the impact of extensive and costly environmental requirements on TMC’s operations; environmental liabilities; the impact of polymetallic nodule collection on biodiversity in the Clarion Clipperton Zone and recovery rates of impacted ecosystems; TMC’s ability to develop minerals in sufficient grade or quantities to justify commercial operations; the lack of development of seafloor polymetallic nodule deposit; TMC’s ability to successfully enter into binding agreements with Allseas Group S.A. and other parties in which it is in discussions, if any; uncertainty in the estimates for mineral resource calculations from certain contract areas and for the grade and quality of polymetallic nodule deposits; risks associated with natural hazards; uncertainty with respect to the specialized treatment and processing of polymetallic nodules that the Company may recover; risks associated with collective, development and processing operations, including with respect to the development of onshore processing capabilities and capacity and Allseas Group S.A.’s expected development efforts with respect to the Project Zero offshore system; TMC’s dependence on Allseas Group S.A.; fluctuations in transportation costs; fluctuations in metals prices; testing and manufacturing of equipment; risks associated with TMC’s limited operating history, limited cash resources and need for additional financing; risks associated with TMC’s intellectual property; Low Carbon Royalties’ limited operating history; and other risks and uncertainties, including those under Item 1A “Risk Factors” in TMC’s Annual Report on Form 10-K for the year ended December 31, 2022, filed by TMC with the Securities and Exchange Commission (“SEC”) on March 27, 2023, as updated and/or supplemented by TMC’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the SEC on August 14, 2023, and in TMC’s other future filings with the SEC, including TMC’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 when filed with the SEC. TMC cautions that the foregoing list of factors is not exclusive. TMC cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. TMC does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based except as required by law.

TMC the metals company Inc.

Condensed Consolidated Balance Sheets

(in thousands of US Dollars, except share amounts)

(Unaudited)

ASSETS	As at September 30, 2023	As at December 31, 2022
Current
Cash	$22,548	$46,842
Receivables and prepayments	5,325	2,760
	27,873	49,602
Non-current
Exploration contracts	42,900	43,150
Equipment	2,078	2,025
Right-of-use asset	6,198	-
Investment	8,525	-
	59,701	45,175

TOTAL ASSETS	$87,574	$94,777

LIABILITIES
Current
Accounts payable and accrued liabilities	19,344	41,614
	19,344	41,614
Non-current
Deferred tax liability	10,675	10,675
Warrants liability	2,197	983
TOTAL LIABILITIES	$32,216	$53,272

EQUITY
Common shares (unlimited shares, no par value – issued: 305,129,856 (December 31, 2022 – 266,812,131))	434,099	332,882
Special Shares	-	-
Additional paid in capital	124,168	184,960
Accumulated other comprehensive loss	(1,216)	(1,216)
Deficit	(501,693)	(475,121)
TOTAL EQUITY	55,358	41,505

TOTAL LIABILITIES AND EQUITY	$87,574	$94,777

TMC the metals company Inc.

Condensed Consolidated Statements of Loss and Comprehensive Loss

(in thousands of US Dollars, except share and per share amounts)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Operating expenses
Exploration and evaluation expenses	$7,905	$22,663	$23,172	$40,340
General and administrative expenses	4,613	5,944	15,958	22,502
Operating loss	12,518	28,607	39,130	62,842

Other items
Equity-accounted investment loss	119	-	475	-
Gain on disposition of asset	-	-	(13,750)	-
Change in fair value of warrants liability	(117)	(350)	1,214	(892)
Foreign exchange loss (gain)	14	(11)	66	(11)
Interest income	(319)	(352)	(1,092)	(544)
Fees and interest on credit facility	252	-	529	-

Net loss and comprehensive loss for the period	$12,467	$27,894	$26,572	$61,395

Net loss per share
- basic and diluted	$0.04	$0.12	$0.09	$0.27

Weighted average number of common shares outstanding – basic and diluted	294,636,496	239,740,984	282,745,892	231,028,587

  TMC the metals company Inc.

  Condensed Consolidated Statements of Changes in Equity

(in thousands of US Dollars, except share amounts)

(Unaudited)

	Common Shares		Special	Additional Paid in	Accumulated Other Comprehensive
Three months ended September 30, 2023	Shares	Amount	Shares	Capital	Loss	Deficit	Total
June 30, 2023	281,136,415	$345,775	$-	$188,722	$(1,216)	$(489,226)	$44,055
Exercise of stock options	120,000	144	-	(67)	-	-	77
Exercise of warrant by Allseas	11,578,620	70,016	-	(69,900)	-	-	116
Shares issued to Allseas	4,150,000	6,516	-	-	-	-	6,516
Conversion of restricted share units, net of shares withheld for taxes	183,281	299	-	(299)	-	-	-
Issuance of shares and warrants under Registered Direct Offering, net of expenses	7,961,540	11,349	-	3,179	-	-	14,528
Share-based compensation	-	-	-	2,533	-	-	2,533
Net loss for the period	-	-	-	-	-	(12,467)	(12,467)
September 30, 2023	305,129,856	$434,099	$-	$124,168	$(1,216)	$(501,693)	$55,358

	Common Shares		Special	Additional Paid in	Accumulated Other Comprehensive
Three months ended September 30, 2022	Shares	Amount	Shares	Capital	Loss	Deficit	Total
June 30, 2022	227,158,455	$299,056	$-	$113,487	$(1,216)	$(337,658)	$73,669
Exercise of stock options	100,000	120	-	(56)	-	-	64
Conversion of restricted share units, net of shares withheld for taxes	5,354	67	-	(67)	-	-	-
Issuance of shares under PIPE financing - net of expenses	38,266,180	29,668	-	-	-	-	29,668
Share-based compensation	-	-	-	3,553	-	-	3,553
Net loss for the period	-	-	-	-	-	(27,894)	(27,894)
September 30, 2022	265,529,989	$328,911	$-	$116,917	$(1,216)	$(365,552)	$79,060

TMC the metals company Inc.

  Condensed Consolidated Statements of Changes in Equity

(in thousands of US Dollars, except share amounts)

(Unaudited)

	Common Shares		Special	Additional Paid in	Accumulated Other Comprehensive
Nine months ended September 30, 2023	Shares	Amount	Shares	Capital	Loss	Deficit	Total
December 31, 2022	266,812,131	$332,882	$-	$184,960	$(1,216)	$(475,121)	$41,505
Exercise of stock options	120,000	144	-	(67)	-	-	77
Exercise of warrant by Allseas	11,578,620	70,016	-	(69,900)	-	-	116
Shares issued to Allseas	15,000,000	15,910	-	-	-	-	15,910
Conversion of restricted share units, net of shares withheld for taxes	3,573,993	3,704	-	(3,674)	-	-	30
Issuance of shares and warrants under Registered Direct Offering, net of expenses	7,961,540	11,349	-	3,179	-	-	14,528
Share purchase under Employee Share Purchase Plan	83,572	94	-	(45)	-	-	49
Expenses settled with share-based payments	-	-	-	2,875	-	-	2,875
Share-based compensation	-	-	-	6,840	-	-	6,840
Net loss for the period	-	-	-	-	-	(26,572)	(26,572)
September 30, 2023	305,129,856	$434,099	$-	$124,168	$(1,216)	$(501,693)	$55,358

	Common Shares		Special	Additional Paid in	Accumulated Other Comprehensive
Nine months ended September 30, 2022	Shares	Amount	Shares	Capital	Loss	Deficit	Total
December 31, 2021	225,432,493	$296,051	$-	$102,073	$(1,216)	$(304,157)	$92,751
Exercise of stock options	118,461	142	-	(66)	-	-	76
Conversion of restricted share units, net of shares withheld for taxes	1,670,429	2,984	-	(3,062)	-	-	(78)
Issuance of shares under PIPE financing - net of expenses	38,266,180	29,668	-	-	-	-	29,668
Share purchase under Employee Share Purchase Plan	42,426	66	-	(10)	-	-	56
Share-based compensation	-	-	-	17,982	-	-	17,982
Net loss for the period	-	-	-	-	-	(61,395)	(61,395)
September 30, 2022	265,529,989	$328,911	$-	116,917	$(1,216)	$(365,552)	$79,060

TMC the metals company Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands of US Dollars)

(Unaudited)

	Nine months ended September 30,	Nine months ended September 30,
	2023	2022
Cash provided by (used in)

Operating activities
Net loss for the period	$(26,572)	$(61,395)
Items not affecting cash:
Amortization	262	299
Lease Expense	318	-
Expenses settled with share-based payments	6,839	16,298
Equity-accounted investment loss	475	-
Change in fair value of warrants liability	1,214	(892)
Gain on disposition of asset	(13,750)	-
Unrealized foreign exchange movement	(24)	56
Changes in working capital:
Receivables and prepayments	(2,364)	(1,426)
Accounts payable and accrued liabilities	(10,757)	300
Net cash used in operating activities	(44,359)	(46,760)

Investing activities
Cash received from investment in Low Carbon Royalties	5,000	-
Acquisition of equipment	(175)	(959)
Net cash provided by (used in) investing activities	4,825	(959)

Financing activities Proceeds from employee share purchase plan	49	56
Proceeds from exercise of stock options	77	76
Proceeds from exercise of warrants by Allseas	116	-
Proceeds from Registered Direct Offering	15,723	-
Expenses paid for Registered Direct Offering	(779)	-
Proceeds from PIPE financing	-	30,400
Expenses paid for PIPE financing	-	(680)
Proceeds from issuance of shares	30	-
Taxes withheld and paid on share-based compensation	-	(78)
Net cash provided by financing activities	15,216	29,774

Decrease in cash	$(24,318)	$(17,945)
Impact of exchange rate changes on cash	24	(56)
Cash - beginning of period	46,842	84,873
Cash - end of period	22,548	$66,872